Exhibit 10.1

GUARANTEE AND COLLATERAL AGREEMENT
dated as of
March 19, 2007,
among
FREEPORT-MCMORAN COPPER & GOLD INC.,
THE SUBSIDIARIES OF FREEPORT-MCMORAN COPPER & GOLD INC.
FROM TIME TO TIME PARTY HERETO
and
JPMORGAN CHASE BANK, N.A.,
as Collateral Agent

TABLE OF CONTENTS

ARTICLE I

Definitions

SECTION 1.01. Parent Credit Agreement	1
SECTION 1.02. Other Defined Terms	1

ARTICLE II

Guarantee

SECTION 2.01. Guarantee	6
SECTION 2.02. Guarantee of Payment	7
SECTION 2.03. No Limitations	7
SECTION 2.04. Reinstatement	8
SECTION 2.05. Agreement To Pay; Subrogation	8
SECTION 2.06. Information	8

ARTICLE III

Pledge of Securities

SECTION 3.01. Pledge	9
SECTION 3.02. Delivery of the Pledged Collateral	9
SECTION 3.03. Representations, Warranties and Covenants	10
SECTION 3.04. Certification of Limited Liability Company and Limited Partnership Interests	12
SECTION 3.05. Registration in Nominee Name; Denominations	12
SECTION 3.06. Voting Rights; Dividends and Interest	12

ARTICLE IV

Security Interests in Personal Property

SECTION 4.01. Security Interest	14

SECTION 4.02. Representations and Warranties	15
SECTION 4.03. Covenants	16
SECTION 4.04. Other Actions	18

ARTICLE V

Remedies

SECTION 5.01. Remedies Upon Default	19
SECTION 5.02. Application of Proceeds	20
SECTION 5.03. Securities Act	21
SECTION 5.04. Registration	22
SECTION 5.05. No Marshalling of Assets Required	23
SECTION 5.06. Existing JV Restrictions; Specified Restrictions	23

ARTICLE VI

Indemnity, Subrogation and Subordination

SECTION 6.01. Indemnity and Subrogation	23
SECTION 6.02. Contribution and Subrogation	24
SECTION 6.03. Subordination	24

ARTICLE VII

Ratable Obligations

SECTION 7.01. Equal and Ratable Security	24
SECTION 7.02. Ratable Application of Proceeds	25
SECTION 7.03. Application of Moneys Distributable to Ratable Obligations	25
SECTION 7.04. Delivery of Indentures	26
SECTION 7.05. Information as to Secured Parties and Indenture Trustees	26

ARTICLE VIII

The Collateral Agent

SECTION 8.01. Exculpatory Provisions	26

Schedules

Schedule I	Subsidiary Guarantors; Subsidiary Grantors
Schedule II	Pledged Equity Interests; Specified Pledged Indebtedness

Exhibit

Exhibit I	Form of Supplement

     GUARANTEE AND COLLATERAL AGREEMENT (this “Agreement”), dated as of March 19, 2007, among FREEPORT-MCMORAN COPPER & GOLD INC., a Delaware corporation (“FCX”), the Subsidiaries of FCX from time to time party hereto and JPMORGAN CHASE BANK, N.A., as Collateral Agent.
          Reference is made to (i) the Credit Agreement dated as of March 19, 2007 (as amended, supplemented or otherwise modified from time to time, the “Parent Credit Agreement”), among FCX, the Lenders party thereto, the Issuing Banks party thereto, and JPMorgan Chase Bank, N.A. (“JPMCB”), as Administrative Agent and Collateral Agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill”), as Syndication Agent, and (ii) the Amended and Restated Credit Agreement dated as of March 19, 2007 (as amended, supplemented or otherwise modified from time to time, the “Restated Credit Agreement” and, together with the Parent Credit Agreement, the “Credit Agreements”), among FCX, PTFI, the lenders party thereto, the issuing banks party thereto, JPMCB, as administrative agent, collateral agent, security agent and JAA security agent, U.S. Bank Trust National Association, as FI trustee, and Merrill, as syndication agent. The lenders under the Parent Credit Agreement have agreed to extend credit to FCX and the lenders under the Restated Credit Agreement have agreed to extend credit to FCX and PTFI, in each case subject to the terms and conditions set forth in the applicable Credit Agreement. The obligations of such lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. The Subsidiary Parties are affiliates of FCX and PTFI, will derive substantial benefits from the extension of credit to FCX and PTFI pursuant to the Credit Agreements and are willing to execute and deliver this Agreement in order to induce such lenders to extend such credit. Accordingly, the parties hereto agree as follows:
ARTICLE I
Definitions
          SECTION 1.01. Parent Credit Agreement. (a) Except as otherwise expressly provided herein, capitalized terms used in this Agreement, not otherwise defined herein and defined in the Parent Credit Agreement shall have the meanings specified in the Parent Credit Agreement. Unless the context otherwise requires, all terms defined in the New York UCC (as defined herein) and not defined in this Agreement have the meanings specified therein; the term “instrument” shall have the meaning specified in Article 9 of the New York UCC.
          (b) The rules of construction specified in Section 1.03 of the Parent Credit Agreement also apply to this Agreement.
          SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
          “Account Debtor” means any Person who is or who may become obligated to FCX under, with respect to or on account of an Account.

          “Article 9 Collateral” has the meaning assigned to such term in Section 4.01.
          “Collateral” means Article 9 Collateral and Pledged Collateral.
          “Credit Agreements” has the meaning assigned to such term in the preliminary statement of this Agreement.
          “Cyprus Amax Limited Collateral” means that portion of the Pledged Collateral (if any) that, pursuant to Section 10.8 of the Cyprus Amax Notes Indenture, is required to equally and ratably secure the Cyprus Amax Notes Non-Excluded Obligations.
          “Cyprus Amax Notes” means the 7-3/8% Notes due 2007 of PD and outstanding on the Effective Date.
          “Cyprus Amax Noteholders” means the holders from time to time of the Cyprus Amax Notes.
          “Cyprus Amax Notes Indenture” means the Indenture dated as of May 17, 1995, between PD (as successor in interest to Cyprus Amax Minerals Company, a Delaware corporation), and the Cyprus Amax Notes Trustee, as amended, supplemented or otherwise modified on or prior to the Effective Date.
          “Cyprus Amax Notes Obligations” means at any time the obligations in respect of Cyprus Amax Notes constituting the “Securities” (within the meaning of Section 1.1 of the Cyprus Amax Notes Indenture) at such time.
          “Cyprus Amax Notes Non-Excluded Obligations” means at any time the Cyprus Amax Notes Obligations at such time to the extent that such obligations are required under Section 10.8 of the Cyprus Amax Notes Indenture to be equally and ratably secured with the Secured Obligations (after giving effect to the proviso in such Section 10.8 or any such other limitation on or qualification or exception to such requirement).
          “Cyprus Amax Notes Trustee” means The Bank of New York Trust Company, N.A., in its capacity as trustee under the Cyprus Amax Notes Indenture (or any successor trustee in such capacity).
          “Excluded Accounts” means, collectively, (a) payroll, trust, withholding tax or other fiduciary accounts, (b) accounts that may be made subject to Liens pursuant to clause (c), (f), (l) or (n) of Section 6.02 of the Credit Agreements and (c) accounts to the extent holding cash reserve funds for environmental liabilities, assurances and reclamations.
          “Existing JV Restrictions” has the meaning assigned to such term in Section 5.06(a).

          “FCX 6-7/8% Notes” means the 6-7/8% Senior Notes due 2014 of FCX and outstanding on the Effective Date.
          “FCX 10-1/8% Notes” means the 10-1/8% Senior Notes due 2010 of FCX and outstanding on the Effective Date.
          “FCX 6-7/8% Notes Indenture” means the Indenture dated as of February 3, 2004, between FCX and the FCX Notes Trustee, as amended, supplemented or otherwise modified on or prior to the Effective Date.
          “FCX 10-1/8% Notes Indenture” means the Indenture dated as of January 29, 2003, between FCX and the FCX Notes Trustee, as amended, supplemented or otherwise modified on or prior to the Effective Date.
          “FCX 6-7/8% Notes Obligations” means at any time the obligations in respect of FCX 6-7/8% Notes constituting the “Securities” (within the meaning of Section 1.01 of the FCX 6-7/8% Notes Indenture) at such time.
          “FCX 10-1/8% Notes Obligations” means at any time the obligations in respect of FCX 10-1/8% Notes constituting the “Securities” (within the meaning of Section 1.01 of the FCX 10-1/8% Notes Indenture) at such time.
          “FCX Noteholders” means the holders from time to time of the FCX Notes.
          “FCX Notes” means, collectively, the FCX 6-7/8% Notes and the FCX 10-1/8% Notes.
          “FCX Notes Indentures” means, collectively, the FCX 6-7/8% Notes Indenture and the FCX 10-1/8% Notes Indenture.
          “FCX Notes Non-Excluded Obligations” means at any time (i) the FCX 6-7/8% Notes Obligations at such time to the extent that such obligations are required under Section 4.13 of the FCX 6-7/8% Notes Indenture to be equally and ratably secured with the other Secured Obligations (after giving effect to the proviso in such Section 4.13 or any such other limitation on or qualification or exception to such requirement) and (ii) the FCX 10-1/8% Notes Obligations at such time to the extent that such obligations are required under Section 4.13 of the FCX 10-1/8% Notes Indenture to be equally and ratably secured with the other Secured Obligations (after giving effect to the proviso in such Section 4.13 or any such other applicable limitation on or qualification or exception to such requirement).
          “FCX Notes Trustees” means The Bank of New York, a New York banking corporation, in its capacity as trustee under each of the FCX Notes Indentures (or any successor trustee in any such capacity).
          “Federal Securities Laws” has the meaning assigned to such term in Section 5.03.

          “Grantors” means FCX and the Subsidiary Grantors.
          “Guaranteed Obligations” means the Secured Obligations other than the FCX Notes Non-Excluded Obligations.
          “Guaranteed Parties” means the Secured Parties other than the FCX Noteholders and any successor or assign of a FCX Noteholder.
          “Guarantors” means FCX and the Subsidiary Guarantors.
          “Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.
          “Loan Group Default” means a “Default” under either Credit Agreement.
          “Loan Group Document Obligations” means, collectively, the Obligations and the Obligations (as defined in the Restated Credit Agreement).
          “Loan Group Documents” means, collectively, the Loan Documents and the Loan Documents (as defined in the Restated Credit Agreement).
          “Loan Group Event of Default” means an “Event of Default” under either Credit Agreement.
          “Loan Group Issuing Banks” means, collectively, the Issuing Banks and the Issuing Banks (as defined in the Restated Credit Agreement).
          “Loan Group Lenders” means, collectively, the Lenders and the Lenders (as defined in the Restated Credit Agreement).
          “Loan Group Party” means, collectively, the Loan Parties and the Loan Parties (as defined in the Restated Credit Agreement).
          “Loan Group Revolving Lenders” means, collectively, the Revolving Lenders and the Revolving Lenders (as defined in the Restated Credit Agreement).
          “New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.
          “Non-Scheduled Indebtedness” means Indebtedness of any Subsidiary that is owing to FCX that is less than $25,000,000 in the aggregate for all such Indebtedness of such Subsidiary owing to FCX.
          “Pledged Collateral” has the meaning assigned to such term in Section 3.01.

          “Pledged Equity Interests” has the meaning assigned to such term in Section 3.01.
          “Pledged Indebtedness” has the meaning assigned to such term in Section 3.01.
          “Pledged Securities” means any promissory notes, stock certificates or other securities certificates or instruments now or hereafter included in the Pledged Collateral, including any certificates or instruments representing or evidencing any Pledged Collateral.
          “Proceeds” has the meaning specified in Section 9-102 of the New York UCC.
          “Secured Obligations” means (a) the Loan Group Document Obligations, (b) the due and punctual payment and performance of all obligations of FCX or any Restricted Subsidiary under each Permitted Secured Hedge, (c) the due and punctual payment and performance of all obligations owed from time to time by FCX or any Restricted Subsidiary to JPMCB, a Loan Group Lender or an Affiliate of a Loan Group Lender in respect of cash management services provided to FCX or any Restricted Subsidiary, (d) the due and punctual payment and performance of all obligations owed from time to time by FCX or any Restricted Subsidiary to the Loan Group Revolving Lenders or Affiliates of Loan Group Revolving Lenders in respect of any Purchasing Card Program and (e) the FCX Notes Non-Excluded Obligations, in each case including obligations in respect of overdrafts, temporary advances, interest and fees; provided that in no event shall any obligations in respect of any Secured Obligations described in clause (b), (c) or (d) hereof, in each case provided by an Affiliate of a Lender, constitute Secured Obligations for the purpose of any Security Document governed by the laws of Chile or Indonesia unless (A) in the case of Security Documents governed by the laws of Chile, such documents have been amended to identify the Affiliate as a secured party thereunder and (B) in the case of Security Documents governed by the laws of Indonesia, the documents evidencing such Permitted Secured Hedge, cash management service or Purchasing Card Program, as applicable, contain the following language:
     “We [name of Permitted Secured Hedge Counterparty/Cash Management Provider/Card Program Provider] hereby confirm that by entering into this [insert name of contract] [Permitted Secured Hedge/documents evidencing cash management services/documents evidencing card programs], intend to be party to the Third Amended and Restated FCX/ISI Pledge Agreement (PTII Shares) (the “PTII Pledge Agreement”) and, after the satisfaction of the Full Stock Pledge Condition or the Partial Stock Pledge Condition, the Fourth Amended and Restated FCX Pledge Agreement (PTFI Shares) (the “PTFI Pledge Agreement”), in each case among JPMorgan Chase Bank, N.A., as Collateral Agent (the “Collateral Agent”) on behalf of the Secured Parties (as defined in the PTII Pledge Agreement or the PTFI Pledge Agreement, if applicable) and the applicable Pledgor(s), and agree that we shall be bound by all the provisions of the PTII Pledge Agreement and, if applicable, the PTFI Pledge Agreement, as if we had been an original party thereto. We further agree to notify the Collateral Agent of our entering into this [insert name of contract] and agree that the Collateral Agent may rely upon our undertaking and agreement given herein. We understand that we shall not be bound by the provisions of the PTII Pledge Agreement nor be entitled to the benefits thereof until such notice is given to the Collateral Agent.”
          “Secured Parties” means (a) the Loan Group Lenders, (b) the Collateral Agent, (c) the Agents (as defined in each of the Credit Agreements), (d) the Loan Group Issuing Banks, (e) each counterparty to a Permitted Secured Hedge, (f) each Loan Group Lender or Affiliate of any Loan Group Lender providing cash management services the obligations under which constitute Secured Obligations, (g) each Loan Group Revolving Lender and each Affiliate of a Loan Group Revolving Lender providing any Purchasing Card Program to FCX or any Restricted Subsidiary, (h) the FCX Noteholders and (i) the successors and assigns of each of the foregoing.
          “Security Interest” has the meaning assigned to such term in Section 4.01.
          “Specified Pledged Indebtedness” means Pledged Indebtedness other than Non-Scheduled Indebtedness.
          “Specified Pledged Securities” means Pledged Securities other than in respect of Non-Scheduled Indebtedness.
          “Specified Restrictions” has the meaning assigned to such term in Section 5.06(b).
          “Subsidiary Grantors” means (a) the Subsidiaries identified on Schedule I under the caption “Subsidiary Grantors” and (b) each other Subsidiary that becomes a party to this Agreement as a Subsidiary Grantor after the Effective Date.
          “Subsidiary Guarantors” means (a) the Subsidiaries identified on Schedule I under the caption “Subsidiary Guarantors” and (b) each other Subsidiary that becomes a party to this Agreement as a Subsidiary Guarantor after the Effective Date.
          “Subsidiary Parties” means, collectively, the Subsidiary Grantors and the Subsidiary Guarantors.
ARTICLE II
Guarantee
          SECTION 2.01. Guarantee. Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Guaranteed Obligations now existing or at any time outstanding (it being understood that FCX shall not guarantee obligations in respect of loans and letters of credit requested by FCX to the extent FCX is directly obligated in respect thereof under the Credit Agreements). Each of the

Guarantors further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Guaranteed Obligation. Each of the Guarantors waives presentment to, demand of payment from and protest to FCX or any other Loan Group Party of any of the Guaranteed Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.
          SECTION 2.02. Guarantee of Payment. Each of the Guarantors further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection. Each of the Guarantors waives any right to require that any resort be had by the Collateral Agent or any other Person to any security held for the payment of the Guaranteed Obligations or to any balance of any deposit account or credit on the books of the Collateral Agent or any other Person in favor of FCX or any other Person.
          SECTION 2.03. No Limitations. (a) Except for termination or release of a Guarantor’s obligations hereunder as expressly provided in Section 9.13, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Collateral Agent or any other Guaranteed Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Group Document or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Group Document or any other agreement, including with respect to any other Guarantor under this Agreement; (iii) the release of any security held by the Collateral Agent or any other Guaranteed Party for the Guaranteed Obligations or any of them; (iv) any default, failure or delay, wilful or otherwise, in the performance of the Guaranteed Obligations; or (v) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Guaranteed Obligations). Each Guarantor expressly authorizes the Guaranteed Parties, to the fullest extent permitted by applicable law, to take and hold security for the payment and performance of the Guaranteed Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Guaranteed Obligations, all without affecting the obligations of any Guarantor hereunder.
          (b) To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of FCX or any other Loan Group Party or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of FCX or any other Loan Group Party, other than the indefeasible payment in full in cash of all the Guaranteed

Obligations. The Collateral Agent and the other Guaranteed Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with FCX or any other Loan Group Party or exercise any other right or remedy available to them against FCX or any other Loan Group Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations have been fully and indefeasibly paid in full in cash or the guarantee of such Guarantor has been terminated or released pursuant to Section 9.13. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against FCX or any other Loan Group Party, as the case may be, or any security.
          SECTION 2.04. Reinstatement. Each of the Guarantors agrees that its guarantee hereunder shall, to the fullest extent permitted by applicable law, continue to be effective or be reinstated, as the case may be, if at any time payment of any Guaranteed Obligation, or any part thereof, is rescinded or must otherwise be restored by the Collateral Agent or any other Guaranteed Party upon the bankruptcy or reorganization of FCX, any other Loan Group Party or otherwise.
          SECTION 2.05. Agreement To Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Collateral Agent or any other Guaranteed Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of any Loan Group Party to pay any Guaranteed Obligation that such Loan Group Party is obligated to pay, when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Collateral Agent for distribution to the applicable Guaranteed Parties in cash the amount of such unpaid Guaranteed Obligation. Upon payment by any Guarantor of any sums to the Collateral Agent as provided above, all rights of such Guarantor against FCX or any other Loan Group Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article VI.
          SECTION 2.06. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of FCX’s and each other Loan Group Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Collateral Agent or the other Guaranteed Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

ARTICLE III
Pledge of Securities
          SECTION 3.01. Pledge. As security for the payment or performance, as the case may be, in full of the Secured Obligations (and, to the extent provided in Section 7.01(b), the Cyprus Amax Notes Non-Excluded Obligations), each Grantor hereby assigns and pledges to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties (and, to the extent provided in Section 7.01(b), the Cyprus Amax Noteholders), and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties (and, to the extent provided in Section 7.01(b), the Cyprus Amax Noteholders), a security interest in, all of such Grantor’s right, title and interest in, to and under (a) the shares of capital stock and other Equity Interests owned by it and listed on Schedule II, as such Schedule may be supplemented from time to time pursuant to Section 3.02(c), and all certificates representing any of such Equity Interests (collectively, the “Pledged Equity Interests”); (b)(i) the Indebtedness of any Subsidiary that is owing to FCX as of the Effective Date, including the Specified Pledged Indebtedness listed on Schedule II, (ii) any Indebtedness of any Subsidiary that is owing to FCX in the future and (iii) all promissory notes and any other instruments evidencing such Indebtedness (collectively, the “Pledged Indebtedness”); (c) subject to Section 3.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities and instruments referred to in clauses (a) and (b) above; (d) subject to Section 3.06, all rights and privileges of such Grantor with respect to the securities, instruments and other property referred to in clauses (a), (b) and (c) above; and (e) all Proceeds of any of the foregoing (the items referred to in clauses (a) through (e) above being collectively referred to as the “Pledged Collateral”).
          TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties (and, to the extent provided in Section 7.01(b), the Cyprus Amax Noteholders), forever; subject, however, to the terms, covenants and conditions hereinafter set forth.
          SECTION 3.02. Delivery of the Pledged Collateral. (a) Each Grantor agrees promptly to deliver or cause to be delivered to the Collateral Agent any and all Specified Pledged Securities.
          (b) FCX will cause any Indebtedness for borrowed money in excess of $25,000,000 owed to it by any Subsidiary to be evidenced by a duly executed promissory note that is pledged and delivered to the Collateral Agent pursuant to the terms hereof.
          (c) Upon delivery to the Collateral Agent, any Specified Pledged Securities shall be accompanied by stock powers duly executed in blank or other instruments of transfer reasonably satisfactory to the Collateral Agent. Each delivery of Specified Pledged Securities and each pledge of Pledged Equity Interests or Specified

Pledged Indebtedness after the Effective Date shall be accompanied by a schedule describing the Pledged Securities so delivered or the Pledged Equity Interests or Specified Pledged Indebtedness so pledged, which schedule shall be attached to Schedule II hereto and made a part thereof; provided that failure to so attach any such schedule shall not affect the validity of such pledge of such Specified Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered and in the event a schedule is delivered in connection with a pledge that will be subject to a Specified Restriction the schedule so delivered shall include a description in reasonable detail of the applicable restrictions.
          (d) Each Grantor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements with respect to the Pledged Collateral of such Grantor or any part thereof and amendments thereto that (i) identify the Pledged Collateral of such Grantor and (ii) contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor. Each Grantor agrees to provide such information to the Collateral Agent promptly upon request.
          (e) The security interests granted in Section 3.01 are granted as security only and shall not subject the Collateral Agent, any Cyprus Amax Noteholder or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Pledged Collateral.
          SECTION 3.03. Representations, Warranties and Covenants. The Grantors jointly and severally represent, warrant and covenant to and with the Collateral Agent, for the benefit of the Secured Parties and the Cyprus Amax Noteholders that:
     (a) Schedule II correctly sets forth the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity Interests and includes sufficient Equity Interests, intercompany Indebtedness and promissory notes required to satisfy the Collateral and Guarantee Requirement (as collectively defined in each of the Credit Agreements);
     (b) except to the extent any failure to be so authorized or issued would not, in the aggregate, be adverse to the interests of the Secured Parties in any material respect, the Pledged Equity Interests and Specified Pledged Indebtedness have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Equity Interests, are fully paid and nonassessable and (ii) in the case of Pledged Indebtedness, are valid and binding obligations of the issuers thereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights generally, concepts of reasonableness and general principles of equity, regardless of whether considered in a proceeding in equity or at law;

     (c) except for the security interests granted hereunder, each of the Grantors (i) is and, subject to any transfers made in compliance with each of the Credit Agreements, will continue to be the direct owner, beneficially, and to the extent applicable, of record, of the Equity Interests and Specified Pledged Indebtedness indicated on Schedule II as owned by such Grantor, (ii) holds the same free and clear of all Liens, other than Liens created by this Agreement and Permitted Encumbrances, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than Liens created by this Agreement, Permitted Encumbrances and transfers made in compliance with each of the Credit Agreements, and (iv) will, to the extent commercially reasonable, defend its title or interest thereto or therein against any and all Liens (other than the Lien created by this Agreement and Permitted Encumbrances), however arising, of all Persons whomsoever;
     (d) except for the Existing JV Restrictions, the Specified Restrictions, restrictions expressly permitted by the Credit Agreements, and restrictions and limitations imposed by the Loan Group Documents or securities laws generally, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;
     (e) each of the Grantors has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;
     (f) no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity of the pledge effected hereby (other than such consents and approvals as have been obtained and are in full force and effect and other than the Existing JV Restrictions or, in the case of a pledge effected after the Effective Date, any Specified Restriction);
     (g) by virtue of the execution and delivery by the Grantors of this Agreement, when any Specified Pledged Securities are delivered to the Collateral Agent in accordance with this Agreement, the Collateral Agent will obtain a legal, valid and perfected lien upon and security interest in such Specified Pledged Securities as security for the payment and performance of the Secured Obligations (and, to the extent provided in Section 7.01(b), the Cyprus Amax Notes Non-Excluded Obligations); and
     (h) the pledge effected hereby is effective to vest in the Collateral Agent, for the benefit of the Secured Parties (and, to the extent provided in Section 7.01(b), the Cyprus Amax Noteholders), the rights of the Collateral Agent in the Pledged Collateral as set forth herein.

          SECTION 3.04. Certification of Limited Liability Company and Limited Partnership Interests. (a) Each Grantor acknowledges and agrees that each interest in any limited liability company or limited partnership pledged hereunder that is represented by a certificate, a “security” within the meaning of Article 8 of the New York UCC and governed by Article 8 of the Uniform Commercial Code of the applicable jurisdiction shall at all times hereafter be represented by a certificate, a “security” within the meaning of Article 8 of the New York UCC and governed by Article 8 of the Uniform Commercial Code of such jurisdiction.
          (b) Each Grantor further acknowledges and agrees that (i) the interests in any limited liability company or limited partnership pledged hereunder and not represented by a certificate shall not be a “security” within the meaning of Article 8 of the New York UCC and shall not be governed by Article 8 of the Uniform Commercial Code of the applicable jurisdiction and (ii) the Grantors shall at no time elect to treat any such interest as a “security” within the meaning of Article 8 of the New York UCC or issue any certificate representing such interest (except that the Grantors may elect to so treat any such interest as a “security” and issue any certificate representing such interest if simultaneously therewith the applicable Grantor delivers such certificate to the Collateral Agent).
          (c) In the event the interests in any limited liability company or limited partnership not represented by a certificate are pledged by a Grantor hereunder after the Effective Date such Grantor shall simultaneously therewith provide the Collateral Agent with the information required by the applicable jurisdiction for the filing of a financing statement (or an amendment to a financing statement) with respect to the uncertificated interests so pledged.
          SECTION 3.05. Registration in Nominee Name; Denominations. The Collateral Agent, on behalf of the Secured Parties and the Cyprus Amax Noteholders, shall have the right to hold the Specified Pledged Securities in the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Collateral Agent or, at any time upon the occurrence and during the continuance of a Loan Group Event of Default (but subject to any applicable Existing JV Restriction or any applicable Specified Restriction), in its own name (as pledgee) or the name of its nominee (as pledgee or as sub-agent). Upon the occurrence and during the continuance of a Loan Group Event of Default, each Grantor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Grantor. Upon the occurrence and during the continuance of a Loan Group Event of Default, the Collateral Agent shall have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.
          SECTION 3.06. Voting Rights; Dividends and Interest. (a) Unless and until a Loan Group Event of Default shall have occurred and be continuing and the Collateral Agent shall have notified the Grantors that their rights under this Section 3.06 are being suspended:

     (i) Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Equity Interests or Pledged Indebtedness or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreements and the other Loan Group Documents.
     (ii) The Collateral Agent shall execute and deliver to each Grantor, or cause to be executed and delivered to such Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.
     (iii) Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Equity Interests and the Pledged Indebtedness to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreements, the other Loan Group Documents and applicable laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity Interests or Pledged Indebtedness, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Equity Interests or received in exchange for Pledged Equity Interests or Pledged Indebtedness or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if any such Pledged Equity Interests or Pledged Indebtedness shall constitute Specified Pledged Securities, such Specified Pledged Securities shall be held in trust for the benefit of the Collateral Agent and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement).
          (b) Upon the occurrence and during the continuance of a Loan Group Event of Default, after the Collateral Agent shall have notified the Grantors of the suspension of their rights under paragraph (a)(iii) of this Section 3.06, then all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 3.06 shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 3.06 shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 5.02. After all Loan Group Events of Default have been cured or waived and FCX has delivered to the Collateral Agent a certificate to that effect, the Collateral Agent shall promptly repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 3.06 and that remain in such account.
          (c) Upon the occurrence and during the continuance of a Loan Group Event of Default, after the Collateral Agent shall have notified the Grantors of the suspension of their rights under paragraph (a)(i) of this Section 3.06, then, subject to any applicable Existing JV Restriction or Specified Restriction, all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 3.06, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 3.06, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by Loan Group Lenders constituting “Required Lenders” under each of the Credit Agreements, the Collateral Agent shall have the right from time to time following and during the continuance of a Loan Group Event of Default to permit the Grantors to exercise such rights. After all Loan Group Events of Default have been cured or waived and FCX has delivered to the Collateral Agent a certificate to that effect, the voting and consensual rights and powers the Grantors are otherwise entitled to exercise pursuant to paragraph (a)(i) of this Section 3.06 shall be restored.
          (d) Any notice given by the Collateral Agent to the Grantors suspending their rights under paragraph (a) of this Section 3.06 may (i) be given by telephone if promptly confirmed in writing, (ii) be given to one or more of the Grantors at the same or different times and (iii) suspend the rights of the Grantors under paragraph (a)(i) or paragraph (a)(iii) in part without suspending all such rights (as specified by the Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Collateral Agent’s rights to give additional notices from time to time suspending other rights so long as a Loan Group Event of Default has occurred and is continuing.
          (e) Upon the occurrence and during the continuance of a Loan Group Event of Default, each Grantor holding any Pledged Indebtedness under which the obligor is a Subsidiary that is organized under the laws of Indonesia hereby expressly authorizes the Collateral Agent (or its agents) to directly collect any and all amounts owed in respect of such Pledged Indebtedness from such Subsidiary and to do and perform all things necessary or useful to claim and receive such amounts.
ARTICLE IV
Security Interests in Personal Property
          SECTION 4.01. Security Interest. (a) As security for the payment or performance, as the case may be, in full of the Secured Obligations, FCX hereby assigns and pledges to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest (the “Security Interest”) in, all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by FCX or in which FCX now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):
     (i) all Accounts the Account Debtor of which is a Subsidiary;
     (ii) all Deposit Accounts (other than Excluded Accounts);
     (iii) all Securities Accounts (other than Excluded Accounts), all Financial Assets credited thereto and all Security Entitlements held therein;
     (iv) all books and records pertaining to the Article 9 Collateral; and
     (v) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.
          (b) FCX hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements with respect to the Article 9 Collateral or any part thereof and amendments thereto that (i) identify the Article 9 Collateral and (ii) contain the information required by Article 9 of the Uniform Commercial Code of the jurisdiction in which FCX is located for the filing of any financing statement or amendment, including whether FCX is an organization, the type of organization and any organizational identification number issued to FCX. FCX agrees to provide such information to the Collateral Agent promptly upon request.
          (c) The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of FCX with respect to or arising out of the Article 9 Collateral.
          SECTION 4.02. Representations and Warranties. FCX represents and warrants to the Collateral Agent and the Secured Parties that:
          (a) FCX has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained.
          (b) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including the exact legal name of each Grantor, is correct and complete as of the Effective Date. The Uniform Commercial Code financing statements or other appropriate filings, recordings or registrations prepared by the Collateral Agent based upon the information provided to the Collateral Agent in the Perfection Certificate for filing in each governmental, municipal or other office specified in Schedule 2 to the Perfection Certificate (or specified by notice from FCX to the Collateral Agent after the Effective Date in the case of filings, recordings or registrations required by Section 5.03 or 5.12 of the Credit Agreements), are all the filings, recordings and registrations with Governmental Authorities that are necessary to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the ratable benefit of the Secured Parties and, to the extent provided in Section 7.01(b), the Cyprus Amax Noteholders) in respect of all Collateral in which the security interests granted hereunder may be perfected by filing, recording or registration with Governmental Authorities in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration with Governmental Authorities is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements.
          (c) The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Secured Obligations and (ii) subject to the filings described in Section 4.02(b), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering with Governmental Authorities a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral other than Permitted Encumbrances that have priority as a matter of law and Liens expressly permitted to be prior to or pari passu with the Security Interest pursuant to Section 6.02 of the Credit Agreements.
          (d) The Article 9 Collateral is owned by FCX free and clear of any Lien, except for Liens expressly permitted pursuant to Section 6.02 of the Credit Agreements. No Grantor has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Collateral or (ii) any assignment in which a Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to Section 6.02 of the Credit Agreements.
          SECTION 4.03. Covenants. (a) Each Grantor agrees promptly to notify the Collateral Agent in writing of any change (i) in its legal name, (ii) in its type of organization or corporate structure, (iii) in its Federal Taxpayer Identification Number or organizational identification number or (iv) in its jurisdiction of organization. Each Grantor agrees to promptly provide the Collateral Agent with certified organizational documents reflecting any of the changes described in the first sentence of this paragraph. Each Grantor agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and, to an extent no less than existed prior to such change, perfected security interest in all the Collateral subject to no Liens other than Liens permitted thereon under Section 6.02 of the Credit Agreements.
          (b) FCX shall, at its own expense, use commercially reasonable efforts to defend title to the Article 9 Collateral against all Persons and to defend the Security Interest of the Collateral Agent in the Article 9 Collateral and the priority thereof against any Lien not expressly permitted pursuant to Section 6.02 of the Credit Agreements.
          (c) FCX agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements or other documents in connection herewith or therewith; provided that (i) no Grantor shall be required to deliver any certificated security or instrument included in the Pledged Collateral, or provide control with respect to any security included in the Pledged Collateral, except as provided in Article III hereof, (ii) no Grantor shall be required to provide control with respect to any securities account, security entitlement or deposit account, except as provided in Section 4.04 hereof and (iii) no Grantor shall be required to take any action to perfect, or make any representation with respect to the perfection of, any security interest in any deposit account referred to in clause (y) of Section 4.04(a) or in any securities account referred to in clause (y) of Section 4.04(b).
          (d) Upon the occurrence and during the continuance of a Loan Group Event of Default, the Collateral Agent, at its option, may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not permitted pursuant to Section 6.02 of the Credit Agreements, and FCX agrees to reimburse the Collateral Agent on demand for any payment made or any expense reasonably incurred by the Collateral Agent pursuant to the foregoing authorization; provided that nothing in this paragraph shall be interpreted as excusing FCX from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of FCX with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances as set forth herein or in the other Loan Group Documents.
          (e) FCX shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral, all in accordance with the terms and conditions thereof, and FCX agrees to indemnify and hold harmless the Collateral Agent and the other Secured Parties from and against any and all liability for such performance.
          (f) FCX shall not make or permit to be made an assignment, pledge or hypothecation of the Article 9 Collateral or grant any other Lien in respect of the Article

9 Collateral, except as permitted by the Credit Agreements. FCX shall not make or permit to be made any transfer of the Article 9 Collateral and FCX shall remain at all times in possession of the Article 9 Collateral, except that unless and until the Collateral Agent shall notify FCX that a Loan Group Event of Default shall have occurred and be continuing and that during the continuance thereof FCX shall not sell, convey, lease, assign, transfer or otherwise dispose of any Article 9 Collateral (which notice may be given by telephone if promptly confirmed in writing), FCX may use and dispose of the Article 9 Collateral in any lawful manner not inconsistent with the provisions of this Agreement, the Credit Agreements or any other Loan Group Document.
          SECTION 4.04. Other Actions. In order to further insure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Security Interest, FCX agrees, at its own expense, to take the following actions with respect to the following Article 9 Collateral:
          (a) Deposit Accounts. For each deposit account that FCX at any time opens or maintains, FCX shall, except in the case of (x) Excluded Accounts or (y) deposit accounts holding balances (excluding intra-day balances), taken together with the fair market value of the securities accounts excluded from the requirements of Section 4.04(b) under clause (y) thereof, not in excess of $50,000,000, either (at FCX’s option) (i) cause the depositary bank to agree to comply with instructions from the Collateral Agent to such depositary bank directing the disposition of funds from time to time credited to such deposit account, without further consent of FCX or any other Person, pursuant to a customary agreement reasonably satisfactory to the Collateral Agent, or (ii) arrange for the Collateral Agent to become the customer of the depositary bank with respect to the deposit account, with FCX being permitted, only with the consent of the Collateral Agent, to exercise rights to withdraw funds from such deposit account. The Collateral Agent agrees with FCX that the Collateral Agent shall not give any such instructions or withhold any withdrawal rights from FCX unless a Loan Group Event of Default has occurred and is continuing, or, after giving effect to any withdrawal, would occur. The provisions of this paragraph shall not apply to (A) any deposit account for which FCX, the depositary bank and the Collateral Agent have entered into a cash collateral agreement specially negotiated among FCX, the depositary bank and the Collateral Agent for the specific purpose set forth therein and (B) deposit accounts for which the Collateral Agent is the depositary.
          (b) Securities Accounts. Except (x) in the case of securities accounts that are Excluded Accounts or (y) securities accounts holding securities or other financial assets with a fair market value, taken together with the aggregate balances (excluding intra-day balances) of the deposit accounts excluded from the requirements of Section 4.04(a) under clause (y) thereof, not in excess of $50,000,000, if any securities or other financial assets now or hereafter held or acquired by FCX are held by FCX or its nominee through a securities account, FCX shall immediately notify the Collateral Agent thereof and, at the Collateral Agent’s request and option, pursuant to a customary agreement in form and substance reasonably satisfactory to the Collateral Agent, either (at FCX’s option) (i) cause the securities intermediary in respect of such securities account to agree to comply with entitlement orders from the Collateral Agent to such securities intermediary as to such security entitlements, without further consent of FCX or such nominee, or (ii) arrange for the Collateral Agent to become the entitlement holder with respect to such securities account, with FCX being permitted, only with the consent of the Collateral Agent, to exercise rights to withdraw or otherwise deal with such securities account, any security entitlement held therein or credited thereto and any financial asset in respect thereof. The Collateral Agent agrees with FCX that the Collateral Agent shall not give any such entitlement orders to any securities intermediary and shall not withhold its consent to the exercise of any withdrawal or dealing rights by FCX, unless a Loan Group Event of Default has occurred and is continuing, or, after giving effect to any such exercise of withdrawal or dealing rights, would occur. The provisions of this paragraph shall not apply to any financial assets credited to (A) a securities account for which FCX, the securities intermediary and the Collateral Agent have entered into a cash collateral agreement specifically negotiated among FCX, the securities intermediary and the Collateral Agent for the specific purpose set forth therein and (B) a securities account for which the Collateral Agent is the securities intermediary.
ARTICLE V
Remedies
          SECTION 5.01. Remedies Upon Default. Upon the occurrence and during the continuance of a Loan Group Event of Default, each Grantor agrees to deliver each item of Collateral to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have the right to take any of or all the following actions at the same or different times and with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and without liability for trespass to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any sale of Collateral shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.
          The Collateral Agent shall give the applicable Grantors 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral , or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party or Cyprus Amax Noteholder may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party or noteholder from any Grantor as a credit against the purchase price, and such Secured Party or noteholder may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Loan Group Events of Default shall have been remedied and the obligations secured hereby paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 5.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.
          SECTION 5.02. Application of Proceeds. The Collateral Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, as follows:
     FIRST, to the payment of all costs and expenses incurred by the Collateral Agent in connection with such collection or sale or otherwise in connection with this Agreement, any other Loan Group Document or any of the obligations secured hereby, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Loan Group Document on behalf of any Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Group Document;
     SECOND, subject to the last sentence of Section 7.01(b), to the payment in full of the Secured Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Secured Obligations owed to them on the date of any such distribution); and
     THIRD, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.
The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.
          SECTION 5.03. Securities Act. In view of the position of the Grantors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Grantor recognizes that in light of such restrictions and limitations the Collateral Agent may, with respect to any sale of the Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion

(a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 5.03 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.
          SECTION 5.04. Registration. Each Grantor agrees that, upon the occurrence and during the continuance of a Loan Group Event of Default, if for any reason the Collateral Agent desires to sell any of the Pledged Collateral at a public sale, it will, at any time and from time to time, upon the written request of the Collateral Agent, use commercially reasonable efforts to take or to cause the issuer of such Pledged Collateral to take such action and prepare, distribute and/or file such documents, as are required or advisable in the reasonable opinion of counsel for the Collateral Agent to permit the public sale of such Pledged Collateral. Each Grantor further agrees to indemnify, defend and hold harmless the Collateral Agent, each other Secured Party, each Cyprus Amax Noteholder, any underwriter and their respective officers, directors, affiliates and controlling persons from and against all loss, liability, expenses, costs of counsel (including, without limitation, reasonable fees and expenses to the Collateral Agent of legal counsel), and claims (including the costs of investigation) that they may incur insofar as such loss, liability, expense or claim arises out of or is based upon any alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or in any notification or offering circular, or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to such Grantor or the issuer of such Pledged Collateral by the Collateral Agent, any other Secured Party or any Cyprus Amax Noteholder expressly for use therein. Each Grantor further agrees, upon such written request referred to above, to use commercially reasonable efforts to qualify, file or register, or cause the issuer of such Pledged Collateral to qualify, file or register, any of the Pledged Collateral under the Blue Sky or other securities laws of such states as may be requested by the Collateral Agent and keep effective, or cause to be kept effective, all such qualifications, filings or registrations. Each Grantor will bear all costs and expenses of carrying out its obligations under this Section 5.04. Each Grantor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section 5.04 and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section 5.04 may be specifically enforced.

          SECTION 5.05. No Marshalling of Assets Required. To the extent permitted by applicable law, each Grantor, Guarantor, Secured Party and Cyprus Amax Noteholder hereby irrevocably and unconditionally waives and releases (or is deemed to waive and release) any right to a marshalling of assets, including, without limitation, any right to require any collection be made under any FI Security Document.
          SECTION 5.06. Existing JV Restrictions; Specified Restrictions. (a) Notwithstanding any other provision herein to the contrary, (i) no remedy shall be exercised in respect of Equity Interests in Cyprus El Abra Corporation (“CEA”) or any parent company of CEA that is a Subsidiary of Cyprus Amax Minerals Company (“Amax”) other than in compliance with Section 20 of the CMA Shareholders Agreement dated as of June 28, 1994, among Corporacion Nacional del Cobre de Chile, CEA and Amax, (ii) no remedy shall be exercised in respect of Equity Interests in Phelps Dodge Morenci Inc. other than in compliance with Sections 14 and 16 of the Operating Agreement dated as of February 7, 1986, among Sumitomo Metal Mining Arizona, Inc., Phelps Dodge Morenci, Inc and PD and (iii) no remedy shall be exercised in respect of Equity Interests in PD Chile Finance Company other than in compliance with (x) Section 4.01 of the Principals Agreement dated as of September 18, 1992 among PD, Sumitomo Metal Mining Co., Ltd., Sumitomo Corporation and Sumitomo Metal Mining Arizona, Inc. and (y) Section 5.1(a) of the Subscription Agreement dated as of December 15, 2005, among Sumitomo Metal Mining Co., Ltd., Sumitomo Corporation, Sumitomo Metal Mining Arizona, Inc., SMMA Candelaria, Inc., PD, PD Ojos Del Salado, Inc. and Compania Contractual Minera Ojos Del Salado, S.A. (the restrictions and limitations imposed by Section 20, 14, 16, 4.01 and 5.1(a) of the agreements referred to above being collectively called the “Existing JV Restrictions”).
          (b) Notwithstanding any other provision herein to the contrary, no remedy shall be exercised in respect of Equity Interests pledged hereunder after the Effective Date in violation of any applicable restriction or limitation (x) imposed by agreements governing joint ventures or arrangements with Governmental Authorities or (y) imposed under the governing documents of any Indebtedness permitted by Section 6.01(a)(iv), (v), (x), (xi) or (xii) of the Credit Agreements to the extent any such restriction or limitation is permitted under Section 6.10 of the Credit Agreements, in each case including provisions requiring the consent of a joint venture partner, Governmental Authority or holders of such permitted Indebtedness to the exercise of a remedy hereunder and provisions providing for rights of first refusal (all such restrictions and limitation in respect of Equity Interests pledged after the Effective Date and set forth on Schedule II hereto being called the “Specified Restrictions”).
ARTICLE VI
Indemnity, Subrogation and Subordination
          SECTION 6.01. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 6.03), FCX agrees that (a) in the event a payment of an obligation shall be made by any Subsidiary Guarantor under this Agreement, FCX shall indemnify such

Subsidiary Guarantor for the full amount of such payment and such Subsidiary Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Subsidiary Grantor shall be sold pursuant to this Agreement or any other Loan Group Document to satisfy in whole or in part an obligation owed to any Secured Party or Cyprus Amax Noteholder, FCX shall indemnify such Subsidiary Grantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.
          SECTION 6.02. Contribution and Subrogation. Each Subsidiary Guarantor and Subsidiary Grantor (a “Contributing Party”) agrees (subject to Section 6.03) that, in the event a payment shall be made by any other Subsidiary Guarantor hereunder in respect of any Guaranteed Obligation or assets of any other Grantor shall be sold pursuant to any Loan Group Document to satisfy any obligation secured hereby and such other Subsidiary Guarantor or Subsidiary Grantor (the “Claiming Party”) shall not have been fully indemnified by FCX as provided in Section 6.01, the Contributing Party shall indemnify the Claiming Party in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Party on the date hereof and the denominator shall be the aggregate net worth of all the Subsidiary Guarantors and Subsidiary Grantors on the date hereof (or, in the case of any Subsidiary Guarantor or Subsidiary Grantor becoming a party hereto pursuant to Section 9.14, the date of the supplement hereto executed and delivered by such Subsidiary Guarantor or Subsidiary Grantor). Any Contributing Party making any payment to a Claiming Party pursuant to this Section 6.02 shall be subrogated to the rights of such Claiming Party under Section 6.01 to the extent of such payment.
          SECTION 6.03. Subordination. Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors and Grantors under Sections 6.01 and 6.02 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Secured Obligations (other than the FCX Notes Non-Excluded Obligations). No failure on the part of FCX or any Guarantor or Grantor to make the payments required by Sections 6.01 and 6.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor or Grantor with respect to its obligations hereunder, and each Guarantor and Grantor shall remain liable for the full amount of the obligations of such Guarantor or Grantor hereunder.
ARTICLE VII
Ratable Obligations
          SECTION 7.01. Equal and Ratable Security. (a) This Agreement is intended (i) to cause the Collateral (other than the Cyprus Amax Limited Collateral) to secure the FCX Notes Non-Excluded Obligations equally and ratably with all other Secured Obligations and (ii) to cause the Cyprus Amax Limited Collateral to secure the

FCX Notes Non-Excluded Obligations equally and ratably with all other obligations secured hereby, in each case to the extent (but only to the extent) required by Section 4.13 of each of the FCX Notes Indentures and shall be construed and enforced to give effect to such intention.
          (b) This Agreement is also intended to cause the Cyprus Amax Limited Collateral to secure the Cyprus Amax Notes Non-Excluded Obligations equally and ratably with all Secured Obligations to the extent (but only to the extent) required by Section 10.8 of the Cyprus Amax Notes Indenture and shall be construed and enforced to give effect to such intention. In furtherance of the foregoing, to the extent that this Agreement grants a security interest in or Lien on any Cyprus Amax Limited Collateral, then such security interest or Lien shall secure the Cyprus Amax Notes Non-Excluded Obligations equally and ratably with the Secured Obligations, to the extent (but only to the extent) required by Section 10.8 of the Cyprus Amax Notes Indenture. Notwithstanding any provisions of this Agreement to the contrary, the Collateral Agent shall apply any proceeds of Cyprus Amax Limited Collateral that are to be distributed pursuant to clause SECOND of Section 5.02 to the payment of the Cyprus Amax Notes Non-Excluded Obligations equally and ratably with the Secured Obligations.
          SECTION 7.02. Ratable Application of Proceeds. In making the allocations required by Section 5.02 among the Secured Parties and the Cyprus Amax Noteholders, the Collateral Agent may conclusively rely upon information supplied by FCX or any holder of Loan Group Document Obligations as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Loan Group Document Obligations, information supplied by the FCX Notes Trustees as to the amounts of unpaid FCX Notes Non-Excluded Obligations and information supplied by the Cyprus Amax Notes Trustee as to the amount of unpaid Cyprus Amax Notes Non-Excluded Obligations, and the Collateral Agent shall have no liability to any of the Secured Parties or the Cyprus Amax Noteholders for actions taken in reliance on such information; provided that nothing in this sentence shall prevent any Loan Group Party from contesting any amounts claimed by any Secured Party or Cyprus Amax Noteholder in any information so supplied. In addition, for purposes of making the allocations required by Section 5.02 among the Secured Parties and the Cyprus Amax Noteholders, with respect to any amount that is denominated in any currency other than U.S. dollars, the Collateral Agent shall, on or prior to the applicable distribution, convert such amount into an amount of U.S. dollars based upon the relevant exchange rate as of a recent date selected by the Collateral Agent in its reasonable discretion. All distributions made by the Collateral Agent pursuant to Section 5.02 to the Secured Parties and the Cyprus Amax Noteholders shall be (subject to any decree of any court of competent jurisdiction) final, absent manifest error, and the Collateral Agent shall have no duty to inquire as to the application by the FCX Notes Trustees or the Cyprus Amax Notes Trustee of any amounts distributed to them for distribution to the FCX Noteholders or the Cyprus Amax Noteholders.
          SECTION 7.03. Application of Moneys Distributable to Ratable Obligations. The Collateral Agent shall make all payments and distributions that are to be made by it hereunder on account of (a) the FCX Notes to the applicable FCX Notes

Trustee for redistribution to the FCX Noteholders and (b) the Cyprus Amax Noteholders to the Cyprus Amax Notes Trustee for redistribution to the Cyprus Amax Noteholders.
          SECTION 7.04. Delivery of Indentures. On or prior to the Effective Date, FCX shall deliver to the Collateral Agent a true and complete copy of each FCX Notes Indenture and the Cyprus Amax Notes Indenture and all other instruments governing any of the FCX Notes or the Cyprus Amax Notes, including all amendments thereto entered into on or prior to the Effective Date. FCX shall also deliver to the Collateral Agent, promptly upon the execution thereof, a true and complete copy of any amendment, modification or supplement to any such indenture or instrument entered into after the Effective Date.
          SECTION 7.05. Information as to Secured Parties and Indenture Trustees. FCX shall deliver to the Collateral Agent from time to time after the date hereof upon request of the Collateral Agent a list setting forth as of a date not more than 30 days prior to the date of such delivery, (a)(i) the aggregate unpaid amount of the FCX Notes Non-Excluded Obligations outstanding as of such date and (ii) the respective names and addresses of each FCX Notes Trustee and (b)(i) the aggregate unpaid amount of the Cyprus Amax Notes Non-Excluded Obligations outstanding as of such date and (ii) the name and address of the Cyprus Amax Notes Trustee. In addition, FCX will promptly notify the Collateral Agent of each change in the identity of any such trustee. Promptly following the Effective Date, FCX will request each FCX Notes Trustee and the Cyprus Amax Notes Trustee to deliver to the Collateral Agent the names of the officers authorized to give directions hereunder on its behalf. FCX will also request that each such trustee notify the Collateral Agent of any change of the officers authorized to give directions hereunder on its behalf prior to the date of any such change. If the Collateral Agent does not receive the names of the officers of each FCX Notes Trustee and the Cyprus Amax Notes Trustee authorized to give directions hereunder on such trustee’s behalf, the Collateral Agent may rely on any person purporting to be authorized to give directions hereunder on behalf of such trustee. If the Collateral Agent is not informed of changes of the officers of a FCX Notes Trustee or the Cyprus Amax Notes Trustee authorized to give directions hereunder on its behalf, the Collateral Agent may rely on the information with respect to such trustee previously provided to the Collateral Agent.
ARTICLE VIII
The Collateral Agent
          SECTION 8.01. Exculpatory Provisions. (a) The Collateral Agent shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, representations or warranties herein or in any other Loan Group Document, all of which are made solely by the Loan Group Parties party thereto. The Collateral Agent makes no representations as to the value or condition of the Collateral or any part thereof, or as to the title of the Loan Group Parties party thereto or as to the security afforded by this Agreement or any other Loan Group Document, or as to the validity, enforceability, legality or sufficiency of this Agreement, the other Loan Group

Documents, the Secured Obligations or the Cyprus Amax Notes Non-Excluded Obligations, and the Collateral Agent shall incur no liability or responsibility in respect of any such matters.
          (b) The Collateral Agent shall not be required to ascertain or inquire as to the performance by the Loan Group Parties of any of the covenants or agreements contained herein, in any other Loan Group Document, in any FCX Notes Indenture or in the Cyprus Amax Notes Indenture. Whenever it is necessary, or in the opinion of the Collateral Agent advisable, for the Collateral Agent to ascertain (i) the amount of Secured Obligations then held by any of the Secured Parties, (ii) the amount of the Cyprus Amax Notes Non-Excluded Obligations then held by any of the Cyprus Amax Noteholders or (iii) the amount of any distribution or payment to be made hereunder, the Collateral Agent may rely on a certificate of such Secured Parties or the administrative agents under the Credit Agreements, in the case of the Loan Group Document Obligations, or a certificate of the applicable FCX Notes Trustee, in the case of the FCX Notes, or a certificate of the Cyprus Amax Notes Trustee, in the case of the Cyprus Amax Notes, and, if such Secured Party or such administrative agent, or such trustee, as applicable, shall not give such information to the Collateral Agent, such person shall not be entitled to receive distributions hereunder (in which case distributions to those persons who have supplied such information to the Collateral Agent shall be calculated by the Collateral Agent using, for those persons who have not supplied such information, the list then most recently delivered by FCX pursuant to Section 7.05), and the amount so calculated to be distributed to any person who fails to give such information shall be held in trust for such person until such person does supply such information to the Collateral Agent, whereupon on the next distribution the amount distributable to such person shall be recalculated using such information and distributed to it, with any undistributed balance being distributed as otherwise provided herein. Nothing in the preceding sentence shall prevent any Loan Group Party from contesting any amounts claimed by any Secured Party or trustee in any certificate so supplied.
          (c) Except as herein otherwise expressly provided, the Collateral Agent shall be under no obligation or duty to take any discretionary action or exercise any discretionary powers under this Agreement or any other Loan Group Document if taking such action (i) would subject the Collateral Agent to a tax in any jurisdiction where it is not then subject to a tax or (ii) would require the Collateral Agent to qualify to do business in any jurisdiction where it is not then so qualified, unless the Collateral Agent receives security or indemnity satisfactory to it against such tax (or equivalent liability), or any liability resulting from such qualification, in each case as results from the taking of such action under this Agreement or any other Loan Group Document.
          (d) The Collateral Agent shall have the same rights with respect to any Secured Obligation held by it as any other Secured Party and may exercise such rights as though it were not the Collateral Agent hereunder, and may accept deposits from, lend money to, and generally engage in any kind of banking or trust business with, any of the Loan Group Parties as if it were not the Collateral Agent.
          (e) The Collateral Agent shall not be liable for any action taken or omitted to be taken in accordance with this Agreement or the other Loan Group Documents except for its own gross negligence, bad faith or willful misconduct.
          SECTION 8.02. Delegation of Duties. The Collateral Agent may execute any of the powers herein or in any other Loan Group Document and perform any duty hereunder or under any other Loan Group Document either directly or by or through agents or attorneys-in-fact. The exculpatory provisions of this Article VIII shall apply to any such agent or attorney-in-fact and shall apply to their respective activities. The Collateral Agent and any such agent or attorney-in-fact shall be entitled to advice of counsel concerning all matters pertaining to such powers and duties. The Collateral Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it without gross negligence, bad faith or willful misconduct.
          SECTION 8.03. Reliance by Collateral Agent. (a) Whenever in the administration of this Agreement or the other Loan Group Documents the Collateral Agent shall deem it necessary or desirable that a factual matter be proved or established by any Loan Group Party, other Secured Party, Cyprus Amax Noteholder or other person in connection with the Collateral Agent taking, suffering or omitting any action hereunder or thereunder, such matter (unless other evidence in respect thereof is herein specifically prescribed) may be deemed to be conclusively proved or established by a certificate of a responsible officer of FCX or any other Loan Group Party, such other Secured Party, the Cyprus Amax Notes Trustee or such other person delivered to the Collateral Agent, and such certificate shall be full warrant to the Collateral Agent for any action taken, suffered or omitted in reliance thereon, subject, however, to the provisions of Section 8.04.
          (b) The Collateral Agent may rely, and shall be fully protected in acting, upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document which it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of cables, telecopies, telexes or electronic communications, to have been sent by the proper party or parties. In the absence of its own gross negligence, bad faith or willful misconduct, the Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Collateral Agent and conforming to the requirements of this Agreement. The Collateral Agent shall have the right at any time to seek instructions concerning the administration of this Agreement and the other Loan Group Documents from any court of competent jurisdiction.
          SECTION 8.04. Limitations on Duties of Collateral Agent. (a) The Collateral Agent shall be obligated to perform such duties and only such duties as are specifically set forth in this Agreement and the other Loan Group Documents. Without limiting the generality of the foregoing, the Collateral Agent (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Loan Group Default has occurred and is continuing, and (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by any other Loan Group Document that the Collateral

Agent is instructed in writing to exercise by the “Required Lenders” under each of the Credit Agreements (or such other number of lenders or percentage of lenders as shall be necessary under the circumstances as provided in each of the Credit Agreements). By acceptance of the benefits under this Agreement and the other Loan Group Documents, the holders of any obligation secured hereby (other than the administrative agents under the Credit Agreements, the Loan Group Issuing Banks and the Loan Group Lenders in their capacities as such) shall be deemed to have agreed that they shall not be entitled to, and shall not, (i) direct the actions of the Collateral Agent hereunder or under any other Loan Group Document, (ii) have the right to consent to any amendment, supplement, waiver or other modification to this Agreement or any other Loan Group Document or to any release of Collateral or guarantees, (iii) take any action, or commence any legal proceeding seeking, to require, compel or cause the Collateral Agent to enforce any of the provisions of this Agreement or any other Loan Group Document against any Loan Group Party or to exercise any remedy hereunder or thereunder, (iv) take any action, or commence any legal proceeding seeking, to prevent or enjoin the Collateral Agent from taking any action (including the enforcement of any provisions of this Agreement or any other Loan Group Document against any Loan Group Party, the exercise of any remedy hereunder or thereunder, the release of any other Loan Group Document, the release of any Collateral or guarantees, the consent to any amendment or modification of this Agreement or any other Loan Group Document or the grant of any waiver hereunder or thereunder), or refraining from taking any such action, in accordance with this Agreement or any Loan Group Document, as the case may be, or (v) otherwise take any action, or commence any legal proceeding seeking to delay, hinder or otherwise impair the Collateral Agent in taking any such action in accordance with this Agreement or any other Loan Group Document. By acceptance of the benefits under this Agreement and the other Loan Group Documents, the holders of obligations secured hereby (other than the administrative agents under the Credit Agreements, the Loan Group Issuing Banks and the Loan Group Lenders in their capacities as such), as secured parties hereunder, will be deemed to have acknowledged and agreed that the provisions of the preceding sentence are intended to induce the Loan Group Lenders and the Loan Group Parties to permit such persons to be secured parties under this Agreement and under the other Loan Group Documents to the extent provided herein and therein, and are being relied upon by the Loan Group Lenders and the Loan Group Parties as consideration therefor.
          (b) Beyond its duties as to the custody thereof as expressly provided herein or in any other Loan Group Document and to account to the Secured Parties, the Cyprus Amax Noteholders and the Loan Group Parties for moneys and other property received by it hereunder or under any other Loan Group Document, the Collateral Agent shall not have any duty to the Loan Group Parties, to the Secured Parties or to the Cyprus Amax Noteholders as to any Collateral in its (or its agents’ or nominees’) possession or control, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.
          SECTION 8.05. Resignation of the Collateral Agent. The Collateral Agent may resign and a successor Collateral Agent may be appointed as provided in Article VIII of the Credit Agreements.

          SECTION 8.06. Co-Collateral Agents; Separate Collateral Agents. (a) If at any time or times it shall be necessary or prudent in order to conform to any law of any jurisdiction in which any of the Collateral shall be located, or to avoid any violation of law or imposition on the Collateral Agent of taxes by such jurisdiction not otherwise imposed on the Collateral Agent, or the Collateral Agent shall be advised by counsel, satisfactory to it, that it is necessary or prudent in the interest of any of the Secured Parties or the Cyprus Amax Noteholders, or the Collateral Agent shall deem it desirable for its own protection in the performance of its duties hereunder or under any other Loan Group Document, the Collateral Agent and any other Loan Group Party requested by the Collateral Agent shall execute and deliver all instruments and agreements necessary or proper to constitute another bank or trust company, or one or more other persons approved by the Collateral Agent and (except if a Loan Group Default shall have occurred and be continuing) FCX, which approval shall not be unreasonably withheld or delayed, either to act as co-collateral agent or co-collateral agents under this Agreement or under any of the other Loan Group Documents, jointly with the Collateral Agent originally named herein or therein or any successor Collateral Agent, or to act as separate collateral agent or collateral agents under this Agreement or under any of the other Loan Group Documents. If FCX or any other Loan Group Party so requested by the Collateral Agent shall not have executed such instruments and agreements within 10 days after it receives a written request from the Collateral Agent to do so, or if a Loan Group Default shall have occurred and be continuing, the Collateral Agent may act under the foregoing provisions of this Section 8.06(a) without the concurrence of such Loan Group Parties and execute and deliver such instruments and agreements on behalf of such Loan Group Parties. Each of the Loan Group Parties hereby appoints the Collateral Agent as its agent and attorney to act for it under the foregoing provisions of this Section 8.06(a) in either of such contingencies.
          (b) Every separate collateral agent and every co-collateral agent, other than any successor Collateral Agent appointed pursuant to Section 8.05, shall, to the extent permitted by law, be appointed and act and be such, subject to the following provisions and conditions:
     (i) all rights, powers, duties and obligations conferred upon the Collateral Agent in respect of the custody, control and management of moneys, papers or securities shall be exercised solely by the Collateral Agent or any agent appointed by the Collateral Agent;
     (ii) all rights, powers, duties and obligations conferred or imposed upon the Collateral Agent hereunder and under the relevant other Loan Group Documents shall be conferred or imposed and exercised or performed by the Collateral Agent and such separate collateral agent or separate collateral agents or co-collateral agent or co-collateral agents, jointly, as shall be provided in the instrument appointing such separate collateral agent or separate collateral agents or co-collateral agent or co-collateral agents, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Collateral Agent shall be incompetent or unqualified to perform such act or acts, or unless the performance of such act or acts would result in the imposition of any tax on the Collateral Agent which would not be imposed absent such joint act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate collateral agent or separate collateral agents or co-collateral agent or co-collateral agents;
     (iii) no power given hereby or by the relevant other Loan Group Documents to, or which is provided herein or therein may be exercised by, any such co-collateral agent or co-collateral agents or separate collateral agent or separate collateral agents shall be exercised hereunder or thereunder by such co-collateral agent or co-collateral agents or separate collateral agent or separate collateral agents except jointly with, or with the consent in writing of, the Collateral Agent, anything contained herein to the contrary notwithstanding;
     (iv) no collateral agent hereunder shall be personally liable by reason of any act or omission of any other collateral agent hereunder; and
     (v) FCX and the Collateral Agent, at any time by an instrument in writing executed by them jointly, may accept the resignation of or remove any such separate collateral agent or co-collateral agent and, in that case by an instrument in writing executed by them jointly, may appoint a successor to such separate collateral agent or co-collateral agent, as the case may be, anything contained herein to the contrary notwithstanding. If FCX shall not have executed any such instrument within 10 days after it receives a written request from the Collateral Agent to do so, or if a Loan Group Default shall have occurred and be continuing, the Collateral Agent shall have the power to accept the resignation of or remove any such separate collateral agent or co-collateral agent and to appoint a successor without the concurrence of FCX, FCX hereby appointing the Collateral Agent its agent and attorney to act for it in such connection in such contingency. If the Collateral Agent shall have appointed a separate collateral agent or separate collateral agents or co-collateral agent or co-collateral agents as above provided, the Collateral Agent may at any time, by an instrument in writing, accept the resignation of or remove any such separate collateral agent or co-collateral agent and the successor to any such separate collateral agent or co-collateral agent shall be appointed by FCX and the Collateral Agent, or by the Collateral Agent alone pursuant to this Section 8.06(b).
          SECTION 8.07. Representatives of Secured Parties. If requested by the Collateral Agent, any person (other than the administrative agents under the Credit Agreements) which shall be designated as the duly authorized representative of one or more Secured Parties or the Cyprus Amax Noteholders to act as such in connection with any matters pertaining to this Agreement or the Collateral shall present to the Collateral Agent such documents, including opinions of counsel, as the Collateral Agent may reasonably require, in order to demonstrate to the Collateral Agent the authority of such person to act as the representative of such Secured Parties or Cyprus Amax Noteholders (it being understood that the holders of the Loan Group Document Obligations are represented hereunder by the administrative agent under each of the Credit Agreements, the FCX Noteholders are represented hereunder by the relevant FCX Notes Trustee and the Cyprus Amax Noteholders are represented hereunder by the Cyprus Amax Notes Trustee).
          SECTION 8.08. Consent and Agreement by Secured Parties. By acceptance of the benefits of the relevant Loan Group Documents, each Secured Party and Cyprus Amax Noteholder shall be deemed irrevocably (i) to consent to the appointment of the Collateral Agent as its agent hereunder and under the relevant Loan Group Documents, (ii) to confirm that the Collateral Agent shall have the authority to act as the exclusive agent of such Secured Party or noteholder for enforcement of any provisions of this Agreement and the other Loan Group Documents against any Loan Group Party or the exercise of remedies hereunder or thereunder, (iii) to agree that such Secured Party or noteholder shall not take any action to enforce any provisions of this Agreement or any other Loan Group Document against any Loan Group Party or to exercise any remedy hereunder or thereunder and (iv) to agree to be bound by the terms of this Agreement and the other Loan Group Documents.
ARTICLE IX
Miscellaneous
          SECTION 9.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreements. All communications and notices hereunder to any Subsidiary Party shall be given to it in care of FCX as provided in Section 9.01 of the Credit Agreements.
          SECTION 9.02. Waivers; Amendment. (a) No failure or delay by the Collateral Agent, the Loan Group Issuing Banks or any Loan Group Lender in exercising any right or power hereunder or under any other Loan Group Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent, the Loan Group Issuing Banks and the Loan Group Lenders hereunder and under the other Loan Group Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Loan Group Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 9.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a loan or issuance of a letter of credit under either Credit Agreement shall not be construed as a waiver of any Loan Group Default, regardless of whether the Collateral Agent, any Loan Group Lender or any Loan Group Issuing Bank may have had notice or knowledge of such Loan Group Default at the time. No notice or demand on any Loan Group Party in any case shall entitle any Loan Group Party to any other or further notice or demand in similar or other circumstances.
          (b) Neither this Agreement nor any provision hereof may be waived,

amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Loan Group Party or Loan Group Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of each of the Credit Agreements.
          SECTION 9.03. Collateral Agent’s Fees and Expenses; Indemnification. (a) The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 9.03 of each of the Credit Agreements.
          (b) Without limitation of its indemnification obligations under the other Loan Group Documents, each Grantor and each Guarantor jointly and severally agrees to indemnify the Collateral Agent and the other Indemnitees (as collectively defined in Section 9.03 of each of the Credit Agreements) against, and hold each Indemnitee (as so defined) harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee (as so defined), incurred by or asserted against any Indemnitee (as so defined) arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Group Document or any other agreement or instrument contemplated thereby, the performance by the parties to the Loan Group Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated thereby, (ii) any loan or letter of credit made or issued under the Credit Agreements or the use of the proceeds therefrom (including any refusal by any Loan Group Issuing Bank to honor a demand for payment under a letter of credit so issued if the documents presented in connection with such demand do not strictly comply with the terms of such letter of credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by FCX or any of its Subsidiaries, or any Environmental Liability related in any way to FCX or any of its Subsidiaries, other than losses, claims, damages, liabilities and related costs and expenses arising from a release of Hazardous Materials or Environmental Liability (except releases of Hazardous Materials or Environmental Liabilities actually caused by FCX or any of its Subsidiaries or any of their respective tenants, contractors or agents) to the extent (and only to the extent) first occurring and first existing after title to the relevant real property or facility is vested in any Agent (as collectively defined in each of the Credit Agreements) or Loan Group Lender or other party after the completion of foreclosure proceedings or the granting of a deed-in-lieu of foreclosure or similar transfer of title, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee (as so defined) is a party thereto; provided that such indemnity shall not, as to any Indemnitee (as so defined), be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee (as so defined).
          (c) Any such amounts payable as provided hereunder shall be additional Secured Obligations secured hereby and by the other Loan Group Documents. The provisions of this Section 9.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Group Document, the consummation of the transactions contemplated hereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Group Document, or any investigation made by or on behalf of the Collateral Agent or any other Secured Party. All amounts due under this Section 9.03 shall be payable on written demand therefor.
          SECTION 9.04. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Guarantor, Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.
          SECTION 9.05. Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Group Parties in the Loan Group Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Group Document shall be considered to have been relied upon by the Loan Group Lenders and shall survive the execution and delivery of the Loan Group Documents and the making of any loans and issuance of any letters of credit under the Credit Agreements, regardless of any investigation made by any Loan Group Lender or on its behalf and notwithstanding that the Collateral Agent, any Loan Group Issuing Bank or any Loan Group Lender may have had notice or knowledge of any Loan Group Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreements, and shall continue in full force and effect as long as the principal of or any accrued interest on any loan or any fee or any other amount payable under any Loan Group Document is outstanding and unpaid or any letter of credit issued thereunder is outstanding and so long as the commitments to extend credit under the Credit Agreements have not expired or terminated.
          SECTION 9.06. Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by telecopy shall be as effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall become effective as to any Loan Group Party when a counterpart hereof executed on behalf of such Loan Group Party shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Loan Group Party and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Loan Group Party, the Collateral Agent, the other Secured Parties and the Cyprus Amax Noteholders and their respective permitted successors and assigns, except that no Loan Group Party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreements. This Agreement shall be construed as a separate agreement with respect to each Loan Group

Party and may be amended, modified, supplemented, waived or released with respect to any Loan Group Party without the approval of any other Loan Group Party and without affecting the obligations of any other Loan Group Party hereunder. Except as otherwise provided herein or in the Credit Agreements, this Agreement shall also be construed as a separate agreement with respect to each of the “Obligations” referred to in the definition of Loan Group Document Obligations and may be amended, modified, supplemented, waived, terminated or released with respect to either of such Obligations without the approval of holders of such other Obligations and without affecting the obligations of any Loan Group Party with respect to such other Obligations.
          SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
          SECTION 9.08. Right of Set-Off. If an “Event of Default” under either Credit Agreement shall have occurred and be continuing, each Loan Group Lender under such Credit Agreement and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing (although such obligations may be unmatured) by such Loan Group Lender or Affiliate to or for the credit or the account of any Subsidiary Party against any of and all the obligations then due of such Subsidiary Party now or hereafter existing under this Agreement owed to such Loan Group Lender, irrespective of whether or not such Loan Group Lender shall have made any demand under this Agreement. Each Loan Group Lender or Affiliate of a Loan Group Lender that shall have effected a set off and application pursuant to the foregoing shall provide notice thereof to FCX and the Collateral Agent; provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set off and application under this Section. The rights of each Loan Group Lender under this Section 9.08 are in addition to other rights and remedies (including other rights of set-off) which such Loan Group Lender may have.
          SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.
          (b) Each of the Loan Group Parties hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Group Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York

State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Group Document shall affect any right that the Collateral Agent, any Loan Group Issuing Bank or any Loan Group Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Group Document against any Grantor or Guarantor, or its properties in the courts of any jurisdiction.
          (c) Each of the Loan Group Parties hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Group Document in any court referred to in paragraph (b) of this Section 9.09. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
          (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Group Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
          SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN GROUP DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10.
          SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
          SECTION 9.12. Security Interest Absolute. Except for termination or release of a Grantor’s or Guarantor’s obligations hereunder as expressly provided in Section 9.13, all rights of the Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor and

Guarantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of either Credit Agreement, any other Loan Group Document, any agreement with respect to any of the obligations secured hereby or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations secured hereby, or any other amendment or waiver of or any consent to any departure from either Credit Agreement, any other Loan Group Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the obligations secured hereby, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor or Guarantor in respect of the obligations secured hereby or this Agreement, other than, in the case of a Grantor, the indefeasible payment in full in cash of all the obligations secured hereby and, in the case of a Guarantor, the indefeasible payment in full in cash of all the Guaranteed Obligations.
          SECTION 9.13. Termination or Release. (a) This Agreement, the Guarantees made herein, the Security Interest and all other security interests granted hereby shall terminate in their entirety when all the Loan Group Document Obligations (other than contingent indemnification, expense reimbursement, tax gross-up and yield protection obligations to the extent no claim therefor has been asserted) have been paid in full and the Loan Group Lenders have no further commitment to lend under the Credit Agreements, the Loan Group Issuing Banks have no further obligation to issue letters of credit under the Credit Agreements, the LC Exposure (as collectively defined in each of the Credit Agreements) has been reduced to zero or, with the consent of each affected Loan Group Issuing Bank, cash collateralized pursuant to arrangements satisfactory to such Loan Group Issuing Bank (which arrangements result in the release of the Loan Group Lenders from their obligation to make payments in respect of L/C Disbursements (as so defined)).
          (b) A Subsidiary Party shall automatically be released from its obligations hereunder and any security interest granted by such Subsidiary Party (or in the Equity Interests of such Subsidiary Party) shall be automatically released upon the consummation of any transaction permitted by each of the Credit Agreements as a result of which such Subsidiary Party ceases to be a Subsidiary of FCX; provided that the “Required Lenders” under each of the Credit Agreements shall have consented to such transaction (to the extent required by the Credit Agreements) and the terms of such consent did not provide otherwise.
          (c) Upon any sale or other transfer by any Grantor of any Collateral that is permitted under the Credit Agreements, or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 9.02 of each of the Credit Agreements, the security interest in such Collateral shall be automatically released.
          (d) Subject to Section 9.18(e) of each of the Credit Agreements, at any time following the Investment Grade Date when there is no outstanding Tranche B Term

Loan, upon written notice from FCX and at FCX’s expense, the Collateral Agent shall terminate and release all the Collateral under this Agreement.
          (e) The Liens granted hereunder to secure the FCX Notes Non-Excluded Obligations shall terminate with respect to any series of FCX Notes at such time as the Liens granted hereunder to secure the other Secured Obligations are no longer subject to the requirement under Section 4.13 of the applicable FCX Notes Indenture to equally and ratably secure such FCX Notes Non-Excluded Obligations, whether as a result of the repayment in full of such series of FCX Notes or otherwise. The Liens granted hereunder to secure the Cyprus Amax Notes Non-Excluded Obligations shall terminate at such time as the Liens granted hereunder to secure the Secured Obligations are no longer subject to the requirement under Section 10.8 of the Cyprus Amax Notes Indenture to equally and ratably secure the Cyprus Amax Notes Non-Excluded Obligations, whether as a result of the repayment in full of the Cyprus Amax Notes or otherwise.
          (f) In connection with any termination or release pursuant to paragraph (a), (b), (c), (d) or (e), the Collateral Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release; provided that, in the case of a release pursuant to paragraph (e), the Collateral Agent shall have received evidence reasonably satisfactory to it as to the satisfaction of the requirements set forth in paragraph (e) for any such release. Any execution and delivery of documents pursuant to this Section 9.13 shall be without recourse to or warranty by the Collateral Agent.
          SECTION 9.14. Additional Subsidiaries. Upon execution and delivery by the Collateral Agent and a Subsidiary of an instrument in the form of Exhibit I hereto, such Subsidiary shall become a Subsidiary Guarantor and/or Subsidiary Grantor (as specified in such instrument) hereunder with the same force and effect as if originally named as a Subsidiary Guarantor and/or Subsidiary Grantor herein. The execution and delivery of any such instrument shall not require the consent of any other Loan Group Party hereunder. The rights and obligations of each Loan Group Party hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary as a party to this Agreement.
          SECTION 9.15. Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Collateral Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of a Loan Group Event of Default, with full power of substitution either in the Collateral Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to send verifications of accounts receivable to any Account Debtor; (d) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (e) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (f) to notify, or to require any Grantor to notify, the obligors of any Pledged Indebtedness to make payment directly to the Collateral Agent; and (g) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent, the other Secured Parties and the Cyprus Amax Noteholders shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein (if any), and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or wilful misconduct.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

FREEPORT-MCMORAN COPPER & GOLD INC.,

by

Name:
Title:

JPMORGAN CHASE BANK, N.A., AS COLLATERAL AGENT,

by

Name:
Title:

EACH OF THE SUBSIDIARIES LISTED ON SCHEDULE I HERETO,

by

Name:
Title: